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                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT


         AGREEMENT dated as of November 19, 2002 (the "Agreement") between Take-Two Interactive Software, Inc., a Delaware corporation ("Take-Two"), Angel Studios, Inc., a Virginia corporation ("Angel"); and each of Diego Angel, Brad Hunt, Jill Hunt, Michael Limber, Steve Rotenberg, Harry Benham, as an individual, and Harry Benham and William A. Johnston, Trustees of the Kern Trust U/I/D 5/11/65, each a stockholder of Angel (collectively, the "Selling Stockholders").

                              W I T N E S S E T H :

         WHEREAS, the Selling Stockholders are the owners of all of the issued and outstanding shares of capital stock of Angel (the "Angel Stock"); and

         WHEREAS, Angel is in the business of developing video games for personal computers, video game consoles and handheld game devices (the "Business"); and

         WHEREAS, Take-Two wishes to purchase all of the Angel Stock from the Selling Stockholders, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

         1. Purchase and Sale of Angel Stock.

         Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as defined in Section 8 hereof) the Selling Stockholders shall sell, convey, assign, transfer and deliver to Take-Two and Take-Two shall purchase all of the Angel Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever.

         2. Purchase Price

            2.1. Consideration. The purchase price for the purchase of the Angel Stock by Take-Two shall be the sum of Thirty Five Million Dollars ($35,000,000) of which (i) Twenty Eight Million Five Hundred Thousand Dollars ($28,500,000) (the "Cash Consideration") shall be payable to the Selling Stockholders in cash or immediately available funds at the Closing (as defined in Section 8 hereof) and (ii) Six Million Five Hundred Thousand Dollars ($6,500,000) shall be payable in shares of Take-Two's $.01 par value common stock ("Common Stock") valued at a price per share equal to the average Per Share Market Value for the five (5) consecutive Trading Days immediately preceding the Closing, (the "Shares" and together with the Cash Consideration, collectively referred to herein as the "Purchase Price"). The Purchase Price shall be distributed among the Selling Stockholders as set forth on Schedule 2.1 hereof. For purposes hereof, "Trading Days" means a day on which the Take-Two Common Stock is traded on The Nasdaq National Market and the "Per Share Market Value" on a particular date means the closing bid price for the Take-Two Common Stock on such date on The Nasdaq National Market.
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            2.2. Payment of Taxes Upon Transfer of Business. The Selling
Stockholders shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes and any and all filing, recording, registration and similar fees, arising out of the transfer of the Angel Stock. Take-Two shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes and any and all filing, recording, registration and similar fees, arising out of the issuance of the Shares.

         3. Representations and Warranties as to Angel. Each of the Selling Stockholders and Angel, jointly and severally, represents and warrants to Take-Two as follows, provided, however, that (a) to the extent any of the Selling Stockholders represents and warrants with respect to himself or herself as an individual hereunder, such representations and warranties shall be made individually by such Selling Stockholder and not jointly and severally, such representations and warranties to include, without limitation, those set forth in Sections 3.3, 3.4(b), 3.5 (second and third sentences only), 3.22 and 3.23; and (b) any representation made "to the knowledge of Angel" shall be deemed to refer to the actual knowledge of the officers and directors of Angel and the actual knowledge of the Selling Stockholders:

            3.1. Organization, Standing and Power. Angel is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, with full corporate power and corporate authority to (a) own, lease and operate its properties, (b) carry on the Business as currently conducted by it and (c) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. Angel is duly qualified as a foreign corporation to do business and is in good standing in the State of California. Angel is not required to be qualified in any other jurisdiction in which the failure to be so qualified would have a material adverse effect on Angel or the Business. True and complete copies of the Articles of Incorporation of Angel and all amendments thereof, and of the By-Laws of Angel, as amended to date, have heretofore been furnished to Take-Two. Copies of the contents of Angel's minute books have previously been provided to Take-Two which minute books contain complete and accurate records of all meetings and other corporate actions of Angel's stockholders and Board of Directors (including committees of its Board of Directors).

            3.2. Capitalization. The authorized capital stock of Angel consists of: 30,000 shares of common stock, no par value per share, 24,000 of which shares of Common Stock are issued and outstanding (previously defined as the "Angel Stock"). All of the Angel Stock has been duly authorized, validly issued, fully paid and is nonassessable. Schedule 3.2 sets forth a true and complete list of the holders of all outstanding shares of Angel Stock, and the holders of all outstanding options and warrants issued by Angel, which shares, options and warrants are held by them in the amounts set forth on Schedule 3.2. Except as contemplated by this Agreement and except as set forth on Schedule 3.2, there are no options, warrants or other rights (including conversion rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Angel or obligating Angel to issue or sell any shares of capital stock of or other equity interests in Angel. There is no personal liability with respect to the capital stock of Angel. Any holders of preemptive rights with regard to the capital stock of Angel have waived those rights, or will waive those rights, prior to the Closing. Except as set forth on
Schedule 3.2 and except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of Angel to (A) repurchase, redeem or otherwise acquire any shares of Angel Stock (or any interest therein) or (B) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (C) issue or distribute to any person any capital stock of Angel, or (D) issue or distribute to holders of any of the capital stock of Angel any evidences of indebtedness or assets of Angel. All of the outstanding securities of Angel have been issued and sold by Angel in full compliance with applicable federal and state securities laws.

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            3.3. Ownership of Angel Stock. Except as set forth in Schedule 3.3, the Selling Stockholders have good and marketable title to all of the issued and outstanding shares of Angel Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever, except for any restrictions which may be imposed by state or federal securities laws (the "Liens"), and on the Closing Date will own all of such Angel Stock, free and clear of any and all Liens, including, but not limited to, any claims by any present or former stockholders of Angel.

            3.4. Interests in Other Entities.

                 (a) Schedule 3.4 sets forth a true and complete list of all direct or indirect subsidiaries of Angel, together with the jurisdiction of incorporation of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by Angel or another of Angel's subsidiaries. Each such subsidiary is a duly organized corporation, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as well as all applicable foreign jurisdictions necessary to its business operations) and has the requisite corporate power and authority and governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

                 (b) Other than the Angel Stock and except as set forth in
Schedule 3.4, none of the Selling Stockholders (individually or jointly) (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation engaged in the Business or any business similar thereto (other than not more than one percent (1%) of the publicly-traded capital stock of corporations engaged in such business held solely for investment purposes); (ii) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity engaged in the Business or any business similar thereto; and (iii) have any obligation, direct or indirect, present or contingent, (A) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any other person or entity engaged in the Business or any business similar thereto, or (B) to share any profits or capital investments or both from an entity engaged in the Business or any business similar thereto.

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            3.5. Authority. The execution and delivery by Angel of this
Agreement and the Employment Agreements (as defined in Section 6.8), the performance by Angel of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Angel (including, but not limited to, the unanimous consents of the Board of Directors of Angel and of the Selling Stockholders) and Angel has all necessary corporate power and corporate authority with respect thereto. The Selling Stockholders are individuals having all necessary capacity, power and authority to execute and deliver this Agreement and the Employment Agreements (in the cases of Diego Angel and Michael Limber) and to consummate the transactions contemplated hereby and thereby. This Agreement is, and when executed and delivered by Angel and the Selling Stockholders, and the Employment Agreements to be delivered by Messrs. Angel and Limber pursuant hereto will be, the valid and binding obligations of Angel and the Selling Stockholders, to the extent they are parties thereto, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

            3.6. Noncontravention. Except as set forth on Schedule 3.6, neither the execution and delivery by Angel or the Selling Stockholders of this Agreement or the Employment Agreements, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by either or any of them of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of Angel, each as amended to date, or (b) give rise to a material default, or any right of termination, cancellation or acceleration, or otherwise be in material conflict with or result in a material loss of contractual benefits to any of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either or any of them is a party or by which either or any of them or any of their respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to either or any of them, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets of Angel (the "Assets") or the Angel Stock, or (e) materially interfere with or otherwise materially adversely affect the ability of Take-Two or Angel to carry on the Business after the Closing Date on substantially the same basis as is now conducted by Angel.

            3.7. Financial Statements. Angel has heretofore delivered to Take-Two copies of its unaudited balance sheet (the "Balance Sheet") as of November 15, 2002 (the "Balance Sheet Date"). The Balance Sheet fairly present assets and liabilities of Angel on a cash basis as at the Balance Sheet Date. The books and records of Angel are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the assets and liabilities as set forth in the Balance Sheet.

            3.8. Absence of Undisclosed Liabilities. Angel has no liabilities or obligations of any nature whatsoever, whether accrued, matured, unmatured, absolute, contingent, direct or indirect or otherwise, which have not been (a) set forth on the Balance Sheet, or (b) incurred in the ordinary course of business since the Balance Sheet Date, or (c) in the case of other types of liabilities and obligations, expressly described in Schedule 3.8, or (d) incurred, consistent with past practice, in the ordinary course of business of Angel.

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            3.9. Absence of Changes. Since the Balance Sheet Date and except as set forth on Schedule 3.9, there have not been (a) any adverse change (other than as is normal in the ordinary course of business) in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operations or cash flows of Angel (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), (b) any waivers by Angel of any right, or cancellation of any debt or claim, of substantial value, (c) any declarations, set asides or payments of any dividend or other distributions or payments in respect of the Angel Stock, or (d) any changes in the accounting principles or methods which are utilized by Angel.

            3.10. Litigation. Except as set forth on Schedule 3.10, there are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to the knowledge of Angel, threatened, against or relating to Angel, the transactions contemplated hereby or any of the Assets. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Angel, this Agreement, the transactions contemplated hereby, the Business or any of the Assets, the effect of which is
(a) to limit, restrict, regulate, enjoin or prohibit any business practice of Angel in any area, or the acquisition by Angel of any properties, assets or businesses, or (b) otherwise adverse to the Business, any of the Assets or Angel Stock.

            3.11. No Violation of Law. Except as set forth in Schedule 3.11, Angel is not engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Angel, the Business or any of the Assets, including but not limited to, those relating to: occupational safety and health matters; issues of environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use laws and regulations which violation would have a material adverse effect on Angel or the Business.

            3.12. Properties. All plants, structures and equipment which are utilized in the Business, or are material to the condition (financial or otherwise) of Angel are owned or leased by Angel and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for the purposes for which they are used. Schedule 3.12 sets forth all
(a) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Angel, or which is subject to a title retention or conditional sales agreement or other security device, and (b) individual items of tangible personal property of over $1,000 in book value which are owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Angel.

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            3.13. Intangibles/Inventions. Schedule 3.13 identifies (by a summary description) the Intangibles (as defined below), the ownership thereof and, if applicable, Angel's authority for use of the same, which Schedule is complete and correct and encompasses: (A) all United States and foreign patents, trademarks and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copyrights and copyright registrations, owned in whole or in part or used by Angel, and all applications therefor (collectively, the "Marks"), (B) domain names, fictitious and d.b.a. names proprietary 800 and 888 prefix phone numbers, Internet URLs and other similar identifiers and proprietary rights owned or used by Angel (collectively, the "Proprietary Identifiers") (C) all inventions, discoveries, improvements, processes, formulae, technology, know-how, processes and other intellectual property, proprietary rights and trade secrets relating to the Business (collectively, the "Inventions") and (D) all licenses and other agreements to which Angel is a party or otherwise bound which relate to any of the Intangibles or the Inventions or Angel's use thereof in connection with the Business (collectively, the "Licenses, and together with the Marks, Proprietary Identifiers and the Inventions, the "Intangibles"). Except as set forth in Schedule 3.13, no violations of the terms of any of the aforesaid licenses and/or agreements have occurred. Except as disclosed on Schedule 3.13, (1) Angel owns or is authorized to use in connection with the Business all of the Intangibles as set forth in
Schedule 3.13 which will set forth the Intangibles owned by Angel and the Intangibles licensed by Angel; (2) no proceedings have been instituted, are pending, or to the knowledge of Angel, are threatened which challenge the rights of Angel with respect to the Intangibles or its use thereof in connection with the Business and/or the Assets or the validity thereof and, Angel has no knowledge of any facts that could form the valid basis for any such proceedings;
(3) neither Angel's ownership of the Intangibles nor its use thereof in connection with the Business and/or the Assets violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; (4) none of the Intangibles, or Angel's use thereof in connection with the Business and/or the Assets is subject to any outstanding order, decree, judgment, stipulation or any lien, security interest or other encumbrance; and (5) Angel has not granted any license to third parties with regard to its Intangibles.

            3.14. Systems and Software. Except as set forth on Schedule 3.14, Angel owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the Business (collectively, "Systems"). Each System owned or used by Angel immediately prior to the Closing Date will be owned or available for use by Angel on identical terms and conditions immediately subsequent to the Closing Date. With respect to each System owned by a third party and used by Angel pursuant to lease, license, sublicense, agreement or permission, each of which is identified in Schedule 3.14: (a) the lease, license, sublicense, agreement or permission covering the System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing Date; (c) to Angel's knowledge, no party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) to Angel's knowledge, no party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) Angel has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; (f) to Angel's knowledge, Angel's use and continued use of such Systems does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the Business.

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            3.15. Tax Matters. Angel has filed with the appropriate governmental agencies all Tax returns and reports required to be filed by it, and has paid in full or contested in good faith or made adequate provision for the payment of Taxes (as defined herein) shown to be due or claimed to be due on such Tax returns and reports. Angel has made estimated Tax payments with respect to its federal and California estimated taxable income for calendar year 2002 ("2002
Tax Payments") in a manner consistent with past practices and reasonably believes that its Tax liability for calendar year 2002 (if determined on the date hereof in accordance with its past practices) would not exceed the amount of the 2002 Tax Payments. Angel has duly withheld all payroll Taxes, FICA and other federal, state and local taxes and other items required to be withheld by it from employer wages, and has duly deposited in trust for, or paid over to, the proper taxing authorities the same. Angel has not executed or filed with any taxing authority any agreement currently in effect extending the periods for the assessment or collection of any Taxes, and is not a party to any pending or, to the knowledge of Angel, threatened, action or proceeding by any governmental authority for the assessment or collection of Taxes. Within the past three years, the United States federal income Tax returns of Angel have not been examined by the Internal Revenue Service, nor has any state taxing authority examined any merchandise, personal property, sales or use Tax returns of Angel. As used herein, the term "Taxes" means all federal, state, county, local and other taxes and governmental assessments, including but not limited to income taxes, estimated taxes, withholding taxes, excise taxes, ad valorem taxes, payroll related taxes (including but not limited to premiums for worker's compensation insurance and statutory disability insurance), employment taxes, franchise taxes and import duties, together with any related liabilities, penalties, fines, additions to tax or interest.

            3.16. Banks; Powers of Attorney. Schedule 3.16 is a complete and correct list showing (a) the names of each bank in which Angel has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (b) the names of all persons, if any, holding powers of attorney from Angel.

            3.17. Employee Arrangements. Schedule 3.17 is a complete and correct list and summary description of all (a) union, collective bargaining, employment, management, termination and consulting agreements to which Angel is a party or otherwise bound, and (b) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of Angel. Angel has previously provided a list of all employees of Angel and all compensation, including bonuses and other incentive compensation, paid to such employees in the fiscal years ending in 2001 and 2002.

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            3.18. ERISA. Angel neither maintains nor is obligated to contribute to an "employee pension benefit plan", as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Angel's "welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

            3.19. Certain Business Matters. Except as is set forth in Schedule 3.19, (a) Angel is not a party to or bound by any publishing, distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of the products and services of the Business, (b) there are no pending or, to the knowledge of Angel, threatened labor negotiations, work stoppages or work slowdowns involving or affecting the Business, and no union representation questions exist, and there are no organizing activities, in respect of any of the employees of Angel, (c) the product and service warranties given by Angel or by which it is bound entail no greater obligations than are customary in the Business, (d) neither Angel nor the Selling Stockholders is a party to or bound by any agreement which limits its or his, as the case may be, freedom to compete in any line of business or with any person, and (e) Angel is not a party to or bound by any agreement in which any officer, director or stockholder of Angel (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

            3.20. Certain Contracts. Schedule 3.20 is a complete and correct list of all material contracts, commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder and to which Angel is a party or otherwise bound, except for (a) purchase orders from vendors or customers and (b) each of those which (i) were made in the ordinary course of business and (ii) either (A) are terminable by Angel (and will be terminable by Angel) without liability, expense or other obligation on 30 days' notice or less, or (B) may be anticipated to involve aggregate payments to or by Angel of $5,000 (or the equivalent) or less calculated over the full term thereof, or (C) are not otherwise material to the Business. Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by Angel to Take-Two (unless otherwise indicated on such schedule). Except as expressly stated on any of such Schedules, (1) each of the agreements listed on Schedule
3.20 is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in material default thereunder, and no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a material default or right of cancellation, acceleration or loss of contractual benefits thereunder;
(2) to Angel's knowledge, there has been no threatened cancellations thereof and there are no outstanding disputes thereunder; and (3) each of them is fully assignable without the consent, approval, order or any waiver by, or any other action of or with any individual or individuals, without the payment of any penalty, the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term. Schedule 3.20 contains a list of all insurance policies obtained by Angel in connection with the Business.

            3.21. Approvals/Consents. Angel currently holds all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are necessary for the operation of the Business, all of which are in full force and effect and are transferable pursuant to the transaction contemplated hereby without the payment of any penalty or the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term, except where the failure to have any such consent, permit, appointment, approval, license, certificate or franchise would not have a material adverse effect on Angel or the Business.
Schedule 3.21 is a complete and correct list of all such governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises. No material violations of the terms thereof have heretofore occurred or are known by the Selling Stockholders to exist as of the date of this Agreement.

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            3.22. Information as to Angel. None of the representations or warranties made by Angel or the Selling Stockholders in this Agreement is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

            3.23. Investment Intent. Each of the Selling Stockholders represents and warrants to Take-Two that:

                  (a) He or she understands that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act") and that the Shares have not been registered under the Act, and may not be sold, transferred or otherwise disposed of, except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act or any other applicable state securities laws ("Other Securities Laws"), and that Take-Two is under no obligation to register the Shares under the Act, and that the Take-Two is not obligated to take any other action in order to make compliance with an exemption from the registration provisions of the Act available.

                  (b) He or she understands that the certificate(s) representing the Shares will bear a restrictive legend thereon substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER SECURITIES LAWS."

At the time of any intended public sale by a Selling Stockholder (or his transferee), the legend set forth above shall be removed by Take-Two from any certificate evidencing the Shares upon delivery to Take-Two of an opinion of counsel, reasonably satisfactory to Take-Two, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be transferred in a public sale without such a registration statement being in effect and such other documents reasonably requested by Take-Two.

                  (c) He or she understands that Take-Two will direct its transfer agent for the Take-Two Common Stock to place a stop transfer instruction against the certificates representing the Shares and will instruct its transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the United States Securities and Exchange Commission ("SEC") with respect to the Shares or a favorable opinion of counsel, satisfactory to Take-Two, that such transfer is exempt from registration under the Act and Other Securities Laws.

                  (d) He or she has received copies of the Take-Two Annual Report on Form 10-K for the year ended October 31, 2001 and all documents that Take-Two filed with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the filing of such Form 10K, including, in each case, the exhibits thereto; and that he or she has had the opportunity to review public information concerning Take-Two, and understands such information.

                  (e) He or she is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Shares and that, by reason of his or her knowledge and experience in financial and business matters in general, and investments of this type in particular, he or she is capable of evaluating the merits and risks of an investment in the Shares.

                  (f) He or she is able to bear the economic risk of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing part or all of his or her investment in the Shares and his or her possible inability to sell or transfer the Shares for an indefinite period of time.

                  (g) He or she is acquiring the Shares for his or her own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or any Other Securities Laws, in violation of the Act.

                  (h) He or she acknowledges that Take-Two has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, he or she is acquiring the Shares for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

         4. Representations and Warranties as to Take-Two. Take-Two represents and warrants to Angel and the Selling Stockholders, as follows:


            4.1. Authority. The execution and delivery by Take-Two of this Agreement and of each agreement to be executed and delivered by it pursuant hereto (collectively, the "Purchase Documents"), the performance by Take-Two of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Take-Two, and Take-Two has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by Take-Two each other Purchase Document will be, the valid and binding obligation of Take-Two in accordance with the respective terms thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

            4.2. Noncontravention. Except as set forth on Schedule 4.2, neither the execution and delivery by Take-Two of this Agreement or of any other documents to be executed and delivered by it, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by it of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Take-Two, as amended to date, or (b) give rise to a material default, or any right of termination, cancellation or acceleration, or otherwise be in material conflict with or result in a material loss of contractual benefits to it, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation material to Take-Two to which it is a party or by which it or any of its assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to it which violation would have a material adverse effect on Take-Two.

            4.3. Issuance of Securities. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, encumbrances, voting or transfer restrictions, and rights of first refusal of any kind (except for any restrictions which may be imposed by state or federal securities laws) and the holders shall be entitled to all rights accorded to holders of Take-Two Common Stock. Take-Two has complied with all applicable federal and state securities laws in connection with the issuance of the Shares.

            4.4. Regulatory Compliance. Since October 31, 2001, Take-Two has duly filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a), 14(a) or 15(d) of the Exchange Act ("SEC Reports"). At the time of filing, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Take-Two is in compliance in all material respects with (i) all listing requirements applicable to companies listed on The Nasdaq National Market and (ii) all requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and Take-Two has no reason to believe that it will for any reason cease to be in compliance in all material respects with such requirements at any time prior to the Closing.

            4.5. Information as to Take-Two. None of the representations or warranties made by Take-Two in this Agreement, or contained in any of the Purchase Documents, to be executed and delivered hereto, is or will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

         5. Indemnification.

            5.1. Indemnification by the Selling Stockholders. Each of the Selling Stockholders hereby indemnifies and agrees, jointly and severally, to defend and hold harmless Take-Two from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal fees and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) ("Losses") which Take-Two may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection any misrepresentation by Angel and/or the Selling Stockholders contained in, or the breach by Angel or the Selling Stockholders of, any representation, warranty or covenant made by any one or all of them in this Agreement. The foregoing indemnification shall also apply to direct claims by Take-Two against Angel or the Selling Stockholders. Notwithstanding the foregoing, a Selling Stockholder shall not be liable for, nor obligated to indemnify against hereunder, Losses due to misrepresentations and breaches of representations, warranties and covenants of another Selling Stockholder with respect to such other Selling Stockholder nor will William A. Johnston have any personal liability hereunder.

            5.2. Indemnification by Take-Two. Take-Two hereby indemnifies and agrees to defend and hold harmless each of Angel (before the Closing Date) and the Selling Stockholders from and against any and all Losses, which it or any of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with any misrepresentation by Take-Two contained in, or the breach by Take-Two of, any representation, warranty or covenant made by Take-Two in this Agreement. The foregoing indemnification shall also apply to direct claims by Angel or the Selling Stockholders against Take-Two.

            5.3. Indemnification Threshold and Limitations. Neither Take-Two, on the one hand, or any of the Selling Stockholders, on the other hand, shall be liable to the others under this Section 5 except to the extent that the aggregate of all Losses incurred by Take-Two, on the one hand, or any or all of the Selling Stockholders, on the other hand, exceeds One Hundred Fifty Thousand Dollars ($150,000) and then only to the extent of such excess. With respect to any Selling Stockholder, (i) the aggregate amount payable by such Selling Stockholder for all Losses shall not exceed the Purchase Price paid to such Selling Stockholder as set forth on Schedule 2.1 and (ii) the aggregate amount payable by such Selling Stockholder with respect to any particular Loss shall not exceed such Selling Stockholder's Pro Rata Share of such Loss. The Pro Rata Share of a Selling Stockholder shall be the percentage equal to the Purchase Price received by such Selling Stockholder as set forth on Schedule 2.1 divided by Thirty Five Million Dollars ($35,000,000).

            5.4. Third Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Subsections 5.1 or 5.2, the party or parties seeking such indemnification shall promptly notify all indemnifying parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties ability to timely defend such action. The indemnifying party or parties shall have 10 business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

            5.5. Assistance. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

         6. Covenants.

            6.1. Investigation; Confidentiality. (a) Between the date hereof and the Closing Date, Take-Two may, directly and through its representatives, make such investigation of Angel and its business and assets as each deems necessary or advisable, but such investigation shall not affect any of the representations and warranties contained herein or in any instrument or document delivered pursuant hereto. In furtherance of the foregoing, Take-Two and their representatives shall have reasonable access, during normal business hours after the date hereof, to all properties, books, contracts, commitments and records of Angel, and Angel shall furnish to Take-Two and its representatives such financial and operating data and other information as may from time to time be reasonably requested relating to the transactions contemplated by this Agreement. Angel and its management, employees, accountants and attorneys shall cooperate fully with Take-Two and its representatives in connection with such investigation. Unless otherwise authorized by Angel, Take-Two shall be bound by the confidentiality obligations referenced in the Letter of Intent dated October 28, 2002, by and among the parties.

                 (b) On and after the Closing Date, unless otherwise authorized by Take-Two or, with respect to Messrs. Angel and Limber, in the course of their employment with Angel, the Selling Stockholders hereby agree not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information. As used in this paragraph 6.1, the term "Confidential Information" shall mean any and all information (oral and written) relating to the Business or the Assets, other than such information which can be shown by the disclosing party to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of this subsection 6.1(b) including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; equipment; technology; research; test procedures and results; customers and prospects; personnel matters, business plans and projections, customer or visitor data, marketing; and selling and servicing.

            6.2. Noncompete Covenant

                 (a) For good and valuable consideration, the receipt of which each Selling Stockholder acknowledges, each of the Selling Stockholders hereby agrees for the Covenant Period applicable to such Selling Stockholder, not to, directly or indirectly, within any State within the United States or any other geographic area in which Angel, Take-Two, or any of its subsidiaries then conducts business, engage or become interested in any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise), or render any services to any business, similar to the Business or which publishes, markets or sells products similar to products produced by the Business, other than as a holder for investment purposes only of not more than five percent (5%) of the publicly-traded capital stock of any corporations engaged in such businesses. The Covenant Period for Brad Hunt and Steve Rotenberg shall commence on the Closing Date and continue until the later of one (1) year after the Closing Date or six (6) months after the termination of full-time employment with Angel. Take-Two acknowledges that Messrs. Angel, Hunt and Limber are owners of Scenix, an enterprise involved in technology development for industrial visualization and manipulation in automotive design, and that Mr. Angel has an interest in an enterprise developing karaoke products for video game consoles and that such ownership and incidental activities thereto will not be a violation of the foregoing covenant by any of those individuals. Each of Messrs. Angel, Hunt and Limber represent and warrant that none of Angel's Intangibles have been transferred to either of these entities; he is not and will not serve as an officer, director, employee or consultant to either entity; and he will not allow his name to be used in the furtherance of the business of either entity.

                 (b) Each of the Selling Stockholders agrees that he will not, for the Covenant Period applicable to such Selling Stockholder, directly or indirectly, hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the Business or Take-Two's business to discontinue or alter his or its relationship with the Business or Take-Two's business.

                 (c) The parties hereto hereby acknowledge and agree that (i) Take-Two and Angel would be irreparably injured in the event of a breach by any of the Selling Stockholders of any of their obligations under this Section 6.2,
(ii) monetary damages would not be an adequate remedy for any such breach, and
(iii) Take-Two and Angel shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. In any such proceeding for such relief, neither Angel nor Take-Two shall be required to post a bond or any other security or to prove any amount of actual damages.

                 (d) It is the intent of the parties hereto that the covenants contained in this Agreement shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (the Selling Stockholders hereby acknowledge that said restrictions are reasonably necessary for the protection of Take-Two and Angel). Accordingly, it is hereby agreed that if any one or more of the provisions of Section 6.2 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

                 (e) The provisions of this Section 6.2 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment agreements between Take-Two or Angel and the Selling Stockholders entered into at or after the Closing.

            6.3. Consummation of Transaction. Each of the parties hereto hereby agrees to use its best efforts to cause all conditions precedent to his or its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

            6.4. Cooperation/Further Assurances. Each of the parties hereto hereby agrees (i) to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents and (ii) to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents, which may be required by this Agreement or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

            6.5. Accuracy of Representations. Each party hereto agrees that prior to the Closing Date he or it will not enter into any transaction and or take any action, and will use his or its best efforts to prevent the occurrence of any event (but excluding events which occur in the ordinary course of business and events over which such party has no control), which would result in any of his or its representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument executed and delivered by him or it pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

            6.6. Conduct of Business; Notification of Certain Matters. Angel covenants and agrees and the Selling Stockholders covenant and agree to cause Angel, to conduct the Business during the period from the date hereof to the Closing Date only in the ordinary course and in a manner consistent with past practice and in compliance with applicable laws, and Angel and the Selling Stockholders shall, except as otherwise set forth in Schedule 6.6, use commercially reasonable efforts to preserve intact its business organizations, to maintain and preserve the Assets, to keep available the services of the respective current officers, employees and consultants of Angel and to preserve the present goodwill of Angel and its relationships with customers, suppliers and other persons with whom it has business relations. Angel and the Selling Stockholders, on the one hand, and Take-Two, on the other hand, shall give prompt notice to one another, of (a) the occurrence, or nonoccurrence, or any event the occurrence, or nonoccurrence, of which would be likely to cause any representation of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Subsection 6.6 shall not limit or otherwise affect the remedies available hereunder to such party.

            6.7. Broker. Take-Two on the one hand, and Angel and the Selling Stockholders on the other hand, represents and warrants to the other that no broker or finder was engaged or dealt with in connection with any of the transactions contemplated by this Agreement, and each of the parties shall indemnify and hold the other harmless from and against any and all claims or liabilities asserted by or on behalf of any alleged broker or finder for broker's fees, finder's fees, commissions or like payments.

            6.8. Employment Agreements. At the Closing Date, Messrs. Diego Angel, Michael Limber, Alan Wasserman, David Etherton, Steve Reed, Steven Olds and Marc Fredrickson shall enter into an employment agreements with Angel in substantially the forms of Exhibit A hereto (collectively the "Employment Agreements").

            6.9. No Solicitation of Transactions. Prior to the earlier of the Closing Date or the termination of this Agreement, neither Angel nor the Selling Stockholders will, directly or indirectly, through any director, officer, employee, investment banker, financial advisor, attorney, accountant or other agent or representative of Angel otherwise, solicit, initiate or encourage the submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the Angel Stock, Assets or Business of, or any equity interest in, Angel, or any business combination with Angel and other than with Take-Two or any affiliate of Take-Two participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Angel and the Selling Stockholders shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (other than in respect of the transaction contemplated hereby).

            6.10. Regulatory Compliance. To the extent required by The Nasdaq National Market rules and regulations, Take-Two shall promptly authorize and list the Shares on Nasdaq. Take-Two shall take all commercially reasonable steps to comply in all material respects with (i) all listing requirements applicable to companies listed on The Nasdaq National Market and (ii) all requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

            6.11. Tax Matters.

                  (a) Take-Two shall prepare or cause to be prepared and file or cause to be filed all Tax returns of Angel for all periods ending on or prior to the Closing Date which are filed after the Closing Date, and for all tax periods beginning on or before the Closing Date and ending after the Closing Date ("Straddle Period"), and shall make payment of any Tax due. Take-Two shall allow Selling Shareholders to review, comment and reasonably approve any such Tax returns not later than 20 (twenty) days prior to the filing thereof.

                  (b) Selling Stockholders, Angel and Take-Two shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section 6.11 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder.

                  (c) Selling Stockholders shall have the exclusive authority to represent Angel before any Taxing authority or any court in any investigation, audit or other proceeding regarding the Tax consequences of the operations of Angel for all periods ending on or prior to the Closing Date (or portions thereof); provided, however, that Angel and its representatives may participate therein and receive copies of all notices and communications in connection therewith. The Selling Stockholders shall not enter into any settlement of any such investigation, audit or other proceeding which could reasonably be expected to result in any tax, penalty, interest, cost or other liability to Angel or Take-Two for any period beginning after the Closing Date or the portion of any Straddle Period that does not include the Closing Date unless such settlement shall be approved in writing by Take-Two and Angel. Neither Take-Two nor Angel shall enter into any settlement of any such investigation, or audit or other proceeding which could reasonably be expected to result in any tax, penalty, interest, cost or other liability to Selling Stockholders without, in each such instance, the prior approval in writing of the Selling Stockholders. In connection with any such investigation or audit, each party shall be responsible for its own costs and expenses, except to the extent otherwise agreed to in any written agreement hereafter entered into and signed by the party to be charged therewith.

                  (d) The parties acknowledge and agree that the Purchase Price is being paid solely in exchange for the Angel Stock. None of the parties shall take any position on any tax return inconsistent with this Section 6.11(d), unless there has been a final determination (within the meaning of Section 1313 of the Internal Revenue Code or 1985, as amended) to the contrary. Notwithstanding anything to the contrary herein, except as provided in Section
2.2 hereof, none of the parties hereto makes any representation or warranty with respect to, and each of the parties hereto expressly disclaims any responsibility to the others for, any tax consequences arising out of the purchase and sale of Angel Stock contemplated by this Agreement. The foregoing shall not adversely affect the enforceability of the covenants contained in
Section 6.2.

         7. Conditions of Closing.

            7.1. Conditions to Obligations of Take-Two to Close. The obligations of Take-Two to consummate the transactions contemplated herein shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

                 (a) Accuracy of Representations and Warranties. The representations and warranties of each of Angel and the Selling Stockholders contained in this Agreement shall have been true when made, and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                 (b) Performance of Agreements. Each of Angel and the Selling Stockholders, as the case may be, shall have performed, observed and complied in all material respects with all of their respective obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects conditions contained in this Agreement and required to be performed, observed or complied with, or to be satisfied or fulfilled, by Angel or the Selling Stockholders at or prior to the Closing Date.

                 (c) Due Diligence. Take-Two being satisfied, in its sole discretion, with the results of its "due diligence" investigation (as contemplated in Section 6.1 hereof) of Angel's business, liabilities, properties and assets are materially consistent with all of the data, statistics, financial statements, representations, assurances and other information, financial and otherwise relating to Angel's business liabilities, properties and assets provided to Take-Two by Angel, either orally or in writing, prior to Closing Date.

                 (d) Opinion of Counsel for Angel. Take-Two shall have received an opinion of Perkins Coie LLP, counsel for Angel dated the Closing Date, in substantially the form of Exhibit B hereto.

                 (e) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of Take-Two (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

                 (f) Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by Angel and the Selling Stockholders of their respective obligations hereunder and under any agreement delivered pursuant hereto shall have been duly obtained and shall be in full force and effect.

                 (g) Date of Consummation. The transactions contemplated herein shall have been consummated on or prior to November 19, 2002, or such later date as the parties shall agree by a written instrument signed by all of them (the "Closing Deadline").

                 (h) Validity of Transactions. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by Angel and the Selling Stockholders pursuant hereto, shall be satisfactory in all material respects to Take-Two and its counsel.

                 (i) No Material Adverse Change. Except as otherwise provided by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Take-Two, a material adverse change in the financial or business condition of Angel and its subsidiaries, taken as a whole.

                 (j) Employment Agreements. Each of Messrs. Angel, Limber, Wasserman, Etherton, Reed, Olds, and Fredrickson shall have executed the Employment Agreements.

                 (k) Closing Certificate. Each of the Selling Stockholders shall have furnished Take-Two with certificates, all dated the Closing Date, to the effect that all the representations and warranties of Angel and the Selling Stockholders are true and complete and all covenants to be performed by Angel or the Selling Stockholders at or as of the Closing have been performed and conditions to be satisfied at or as of the Closing have been waived or satisfied.

                 (l) Board Authorization. The approval of this Agreement and all of the transactions contemplated hereby by the Board of Directors of Take-Two.

                 (m) Each of the directors and officers of Angel shall have submitted resignations as directors and officers as requested by Take-Two.

            7.2. Conditions to Obligations of Angel and the Selling Stockholders to Close. The obligations of Angel and the Selling Stockholders to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) Accuracy of Representations and Warranties. The representations and warranties of Take-Two contained in any Purchase Documents delivered by Take-Two shall have been true when made, and, in addition, shall be true in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                 (b) Performance of Agreements. Take-Two shall have performed, observed and complied, in all material respects, with all obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects all conditions contained in any Purchase Document and required to be performed, observed or complied with, or satisfied or fulfilled, by it at or prior to the Closing Date.

                 (c) Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by Take-Two of its obligations hereunder and under any agreement delivered pursuant hereto, shall have been duly obtained and shall be in full force and effect.

                 (d) Validity of Transactions. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by Take-Two pursuant hereto, shall be satisfactory in all material respects to the Selling Stockholders and its counsel.

                 (e) Closing Certificate. Take-Two shall have furnished Angel with certificates executed by its executive officer, dated the Closing Date, to the effect that all the representations and warranties of Take-Two are true and complete in all material respects and all covenants to be performed by Take-Two at or as of the Closing have been performed in all material respects and conditions to be satisfied at or as of the Closing have been waived or satisfied in all material respects.

                 (f) Opinion of Counsel for Take-Two. The Selling Stockholders shall have received an opinion of Blank Rome Tenzer Greenblatt LLP, counsel for Take-Two, dated the Closing Date, in substantially the form of Exhibit C hereto.

                 (g) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of Angel (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable to proceed with the consummation of such transactions.

                 (h) Date of Consummation. The transactions contemplated herein shall have been consummated on or prior to the Closing Deadline.

                 (i) No Material Adverse Change. Except as otherwise provided by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Angel, a material adverse change in the financial or business condition of Take-Two and its subsidiaries, taken as a whole.

                 (j) Employment Agreements. Each of Messrs. Angel, Limber, Wasserman, Etherton, Reed, Olds, and Fredrickson shall have executed the Employment Agreements.

            7.3. Termination. Subject to Section 7.4 hereof, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                 (a) By mutual agreement of Angel and Take-Two;

                 (b) By Angel or Take-Two, if the Closing Date has not occurred before 11:59 p.m. (Pacific Time) on the Closing Deadline;

                 (c) By Take-Two, if Take-Two is not in material breach of any of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Angel or the Selling Stockholders and (i) Angel and the Selling Stockholders are not using their reasonable efforts to cure such breach or have not cured such breach, in either case, within five (5) business days after receipt of notice of such breach by Angel and the Selling Stockholders (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 7.1 would not then be satisfied;

                 (d) By Angel and/or the Selling Stockholders, if Angel and the Selling Stockholders are not in material breach of any of their representations, warranties, covenants and agreements under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Take-Two and (i) Take-Two is not using its reasonable efforts to cure such breach or have not cured such breach within five
(5) business days, after receipt of notice of such breach by Take-Two (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Section 7.2 would not then be satisfied; or

            7.4. Effect of Termination. In the event that this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to the terms of this Section 7, this Agreement shall, forthwith become null and void and of no force and effect, except as to Section 10.1 hereof and the obligations of the parties with respect to the Confidential Information; provided, however, that nothing herein shall relieve any party from liability for any breach hereof prior to termination.

         8. The Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Angel as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Section 7 (such date to be referred to herein as the "Closing Date"); but in no event later than the Closing Deadline.

            8.1. Deliveries by Take-Two at the Closing. At the Closing, Take-Two shall deliver the following:

                 (a) the Cash Consideration, by wire transfer of immediately available funds as specified on Schedule 2.1;

                 (b) the Shares as specified in Schedule 2.1;

                 (c) the Employment Agreements; and

                 (d) a closing certificate in accordance with Section 7.2(e).

            8.2. Deliveries by Angel and/or the Selling Stockholders at the Closing. At the Closing, Angel and/or the Selling Stockholders, as applicable, shall deliver to Take-Two, the following:

                 (a) stock certificates representing the Angel Stock, together with stock powers duly executed by the Selling Stockholders;

                 (b) the Employment Agreements;

                 (c) a copy of the resolutions of the Board of Directors of Angel, and the written consent of the Selling Stockholders, authorizing Angel to execute and deliver this Agreement and the Employment Agreements, to perform its obligations thereunder and to consummate the transaction contemplated in this Agreement, duly certified by the Secretary or assistant Secretary of Angel; and

                 (d) a closing certificate in accordance with Section 7.1(k).

            8.3. Other Deliveries. In addition, the parties shall execute and deliver such other documents as may be required by this Agreement and as any of them or their respective counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

         9. Survival of Representations and Warranties.

         Each of the parties hereto hereby agrees that representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date for a period of eighteen (18) months.

         10. General Provisions.

            10.1. Fees and Expenses. Take-Two shall bear its own expenses, and Angel shall bear its own expenses and the expenses of the Selling Stockholders, in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.

            10.2. Publications. Each of the parties shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this document or the transactions contemplated hereby, and none of the parties hereto shall issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange or NASDAQ regulations.

            10.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the earlier of the date delivered or mailed if delivered personally, by overnight courier or mailed by express, registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmittal, confirmed by express, certified or registered mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to Take-Two:           Take-Two Interactive Software, Inc.
                          622 Broadway
                          New York, New York 10012
                          Attn: Ryan Brant, Chairman

with a copy to:           Blank Rome Tenzer Greenblatt LLP
                          405 Lexington Avenue
                          New York, New York 10174
                          Attn: Robert Mittman, Esq.

If to Angel:              Angel Studios, Inc.
                          5966 La Place Court
                          Carlsbad, California 92008
                          Attn.: Diego Angel, President

with a copy to:           Perkins Coie LLP
                          1620 26th Street, Sixth Floor
                          Santa Monica, California 90404
                          Attn: Donald E. Karl, Esq.

If to the Selling
  Stockholders:           Diego Angel
                          7122 Obelisco Court
                          Carlsbad, California 92009

                          Brad Hunt
                          1720 Hygeia Avenue
                          Encinitas, CA 92024

                          Jill Hunt
                          1720 Hygeia Avenue
                          Encinitas, CA 92024

                          Michael Limber
                          6719 Abanto Street
                          Carlsbad, CA  92009

                          Steve Rotenberg
                          7587 Dehesa Court
                          Carlsbad, CA  92009

                          Harry Benham
                          21 South Loudoun Street
                          Winchester, VA 22601

                          Kern Trust U/I/D 5/11/65
                          21 South Loudoun Street
                          Winchester, VA 22601
                          Attn: Harry Benham, Trustee

            10.4. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            10.5. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            10.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

            10.7. Entire Agreement. This Agreement (together with the Exhibits and Schedules annexed hereto and incorporated herewith) and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

            10.8. No Assignment. This Agreement shall not be assigned by operation of law or otherwise, and any assignment shall be null and void.

            10.9. Headings. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            10.10. Schedules. All references in this Agreement to Schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of the representations and warranties to which they relate.

            10.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to its choice of law principles. Each of Take-Two, Angel and the Selling Stockholders hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any object to the laying of venue of any such litigation in such courts and agrees not to plead or claim that such litigation brought in any such courts has been brought in an inconvenient forum.

            10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


                           [signature page to follow]

                  IN WITNESS WHEREOF, each of Take-Two and Angel, by their respective officers thereunto duly authorized, and the Selling Stockholders, individually, have caused this Agreement to be executed as of the date first written above.

                          Take-Two Interactive Software, Inc.


                          By: /s/ Barry Rutcofsky
                          ----------------------------------
                                   Name: Barry Rutcofsky
                                   Title: Executive Vice President

                          Angel Studios, Inc.


                          By: /s/ Diego Angel
                          ----------------------------------
                                   Name: Diego Angel
                                   Title: President

                          /s/ Diego Angel
                          ----------------------------------
                          Diego Angel

                          /s/ Brad Hunt
                          ----------------------------------
                          Brad Hunt

                          /s/ Jill Hunt
                          ----------------------------------
                          Jill Hunt

                          /s/ Michael Limber
                          ----------------------------------
                          Michael Limber

                          /s/ Steve Rotenberg
                          ----------------------------------
                          Steve Rotenberg

                          /s/ Harry Benham
                          ----------------------------------
                          Harry Benham

                          /s/ Harry Benham
                          ----------------------------------
                          Harry Benham, Trustee of the Kern Trust
                          U/I/D 5/11/65

                          /s/ William A. Johnston
                          ----------------------------------
                          William A. Johnston, Trustee of the
                          Kern Trust U/I/D 5/11/65